P R E S S R E L E A S E

Contacts:	Analytical Surveys, Inc.	Pfeiffer High Investor Relations, Inc.
	Lori Jones	Geoff High
	Chief Executive Officer	303/393-7044
	210/657-1500	geoff@pfeifferhigh.com

ANALYTICAL SURVEYS APPOINTS PRESIDENT AND COO

SAN ANTONIO, Texas, June 9, 2005 -- Analytical Surveys, Inc. (ASI) (Nasdaq SmallCap: ANLT), a leading provider of utility-industry data collection, creation and management services for the geographic information systems (GIS) markets, today announced it has appointed Brian Morrow as president and chief operating officer.

In recent years, Morrow served as president and chief operating officer of Endeavors Technology, a Java and .NET Web Services start-up company that developed Web collaboration and application delivery enterprise software, and was acquired by U.K.-based Tadpole Technology (London: TAD). Morrow oversaw the development of GIS database synchronization software for Tadpole's Cartesia Division; built and led sales and business development teams across the United States and Europe, as well as indirect reseller and agent channels. Under his leadership, Endeavors Technology's enterprise valuation tripled.

Morrow also served as chairman of the 50-company Peer-To-Peer Working Group, an international industry association that includes businesses such as Intel, HP, Cisco, and NTT. Previously, Morrow served as senior vice president of operations -- Americas for Select Software Tools, Inc. (formerly Nasdaq: SLCTY), which was subsequently acquired by Computer Horizons Corporation. He also served as director and general manager of Component-Based Development in the Software Division at Texas Instruments. His first job after graduating from college was developing digitization software for an aerial photogrammetric survey company. He earned a bachelor of science degree from Dalhousie University and an MBA in Finance from the University of Ottawa.

"ASI has a reputation for reliable delivery of high-quality results, and we were seeking an experienced sales, marketing and operations executive who could exemplify that reputation," CEO Lori Jones said. "We believe Brian Morrow brings us the talent and experience in both services and software that will help us reposition and grow our business in our current and emerging markets."

About ASI

Analytical Surveys Inc. (ASI) provides technology-enabled solutions and expert services for geospatial data management, including data capture and conversion, planning, implementation, distribution strategies and maintenance services. Through its affiliates, ASI has played a leading role in the geospatial industry for more than 40 years. The Company is dedicated to providing utilities and government with responsive, proactive solutions that maximize the value of information and technology assets. ASI is headquartered in San Antonio, Texas and maintains operations in Waukesha, Wisconsin. For more information, visit www.anlt.com.

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words "anticipate," "believe, "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company's strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business--"risk factors" and elsewhere in the Company's Annual Report on Form 10-K.

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